Exhibit 10.3


                      SECOND WAIVER AND AMENDMENT AGREEMENT

     THIS SECOND WAIVER AND AMENDMENT AGREEMENT (this "Agreement"), dated as of December 15, 2006 is by and among Invacare Corporation (the "Company"), each of the Borrowing Subsidiaries party to the Credit Agreement (as defined below) (collectively with the Company, the "Borrowers"), the banks set forth on the signature pages hereof (collectively, the "Banks" and each individually a "Bank") and JPMorgan Chase Bank, N.A., a national banking association, as agent for the Banks (in such capacity, the "Agent").

                                    RECITALS:

     A. The Borrowers, the Banks and the Agent are parties to that certain Credit Agreement dated as of January 14, 2005 (as amended, restated or otherwise modified prior to the date hereof and as amended or otherwise modified hereby or from time to time in accordance with the terms hereof and thereof, the "Credit Agreement"), including modifications pursuant to that certain Waiver and Amendment Agreement dated as of November 14, 2006 (the "Existing Waiver"), among the Borrowers, the Banks and the Agent.

     B. The Company has previously entered into separate and several Note Purchase Agreements, each dated as of April 27, 2006, between the Company and each of the institutions identified on Schedule A thereto, as amended by that certain Waiver and Amendment, dated as of November 14, 2006 (as amended, restated or otherwise modified, the "Existing 2006 NPA Waiver"), to Note Purchase Agreements dated as of April 27, 2006 and that certain Second Waiver and Amendment to 2006 Note Purchase Agreements dated as of the date hereof (as amended, restated or otherwise modified from time to time, the "New 2006 NPA Waiver"), (as amended, restated or otherwise modified from time to time, collectively, the "2006 Note Purchase Agreement"), pursuant to which the Company issued and sold its $150,000,000 6.15% Senior Notes due April 27, 2016 (as amended, restated, supplemented, replaced or otherwise modified hereby or from time to time, collectively, the "2006 Notes").

     C. The Company has also previously entered into separate and several Note Purchase Agreements, each dated as of February 27, 1998, between the Company and each of the institutions identified on Schedule A thereto, as amended by that certain First Amendment, dated as of October 1, 2003, to Note Purchase Agreements dated as of February 27, 1998, that certain Second Amendment, dated as of September 29, 2005, to Note Purchase Agreements dated as of February 27, 1998, that certain Waiver and Amendment dated as of November 14, 2006 (as amended, restated or otherwise modified from time to time, the "Existing 1998 NPA Waiver"), to Note Purchase Agreements dated as of February 27, 1998 and that certain Second Waiver and Amendment to 1998 Note Purchase Agreements dated as of the date hereof (as amended, restated or otherwise modified from time to time, the "New 1998 NPA Waiver"), (as amended, restated or otherwise modified from time to time, collectively, the "1998 Note Purchase Agreement"), pursuant to which the Company issued and sold to the purchasers named on Schedule A thereto its (i) $80,000,000 6.71% Series A Senior Notes due February 27, 2008 (as amended, restated, supplemented, replaced or otherwise modified from time to time, collectively, the "1998 Notes") and (ii) $20,000,000 6.60% Series B Senior Notes due February 27, 2005 (which Series B Notes have since been paid in full by the Company).

     D. The Company has also previously entered into separate and several Note Purchase Agreements, each dated as of October 1, 2003, between the Company and each of the institutions identified on Schedule A thereto, as amended by that certain First Amendment, dated as of September 29, 2005, to Note Purchase Agreement dated as of October 1, 2003, that certain Waiver and Amendment dated as of November 14, 2006 (as amended, restated or otherwise modified from time to time, the "Existing 2003 NPA Waiver"), to Note Purchase Agreements dated as of October 1, 2003 and that certain Second Waiver and Amendment to 2003 Note Purchase Agreements dated as of the date hereof (as amended, restated or otherwise modified from time to time, the "New 2003 NPA Waiver" and, collectively with the New 2006 NPA Waiver and the New 1998 NPA Waiver, the "New NPA Waivers"), (as amended, restated or otherwise modified from time to time, collectively, the "2003 Note Purchase Agreement"), pursuant to which the Company issued and sold to the purchasers named on Schedule A thereto its (i)
$50,000,000  3.97% Series A Senior Notes due October 1, 2007,  (ii)  $30,000,000
4.74% Series B Senior Notes due October 1, 2009, and (iii) $20,000,000 5.05% Series C Senior Notes due October 1, 2010 (all of such notes, as amended, restated, supplemented, replaced or otherwise modified from time to time, collectively, the "2003 Notes").

     E. The Company is also a party to (i) that certain Receivables Purchase Agreement, dated as of September 30, 2005, among the Company, as Servicer, Invacare Receivables Corporation, as Seller, Park Avenue Receivables Company, LLC and JPMorgan Chase Bank, N.A., as Agent, and the purchasers named on Schedule A thereto (the "Securitization Lenders") as amended by that certain
Amendment No. 1 to Receivables Purchase Agreement, dated as of September 28, 2006 and that certain Omnibus Waiver, Amendment and Reaffirmation of Performance Undertaking dated as of November 14, 2006 (the "Existing Securitization Waiver"), and that certain Second Omnibus Waiver, Amendment and Reaffirmation of Performance Undertaking dated as of the date hereof (the "New Securitization Waiver", and together with the New NPA Waivers, the "Other December 2006 Waivers"), (as amended, restated or otherwise modified from time to time, the "Securitization Purchase Agreement"), (ii) that certain Receivables Sale Agreement, dated as of September 30, 2005, among the Company, Invacare Receivables Corporation, Healthtech Products, Inc. and Invacare Supply Group, Inc. as amended by the Existing Securitization Waiver and the New Securitization Waiver (as amended, restated or otherwise modified from time to time, the "Securitization Sale Agreement") and (iii) that certain Performance Undertaking, dated as of September 30, 2005, in favor of Invacare Receivables Corporation (as amended, restated or otherwise modified from time to time, the "Performance Undertaking", and together with the Securitization Sale Agreement and the Securitization Purchase Agreement, the "Securitization Documents", and the Securitization Documents, together with the 2006 Note Purchase Agreement, the 1998 Note Purchase Agreement, the 2003 Note Purchase Agreement, collectively, the "Other Primary Loan Agreements", and the Other Primary Loan Agreements, together with the Credit Agreement, collectively, the "Primary Loan Agreements" and the Primary Loan Agreements, together with the other agreements, documents and instruments entered into in connection therewith or pursuant thereto, collectively, the "Primary Loan Documents").

     F. Pursuant to (i) the Existing Waiver, the Banks have agreed to waive, through December 15, 2006 (subject to the terms and conditions thereof) certain Existing Defaults (as defined in the Existing Waiver) that otherwise would exist and be continuing under the Credit Agreement, (ii) the Existing 2006 NPA Waiver, the holders of the 2006 Notes (the "2006 Noteholders") have agreed to waive, through December 15, 2006, certain defaults and events of default under the 2006

Note Purchase Agreement (iii) the Existing 1998 NPA Waiver, the holders of the 1998 Notes (the "1998 Noteholders") have agreed to waive, through December 15, 2006, certain defaults and events of default under the 1998 Note Purchase Agreement, (iv) the Existing 2003 NPA Waiver, the holders of the 2003 Notes (the "2003 Noteholders") have agreed to waive, through December 15, 2006, certain defaults and events of default under the 2003 Note Purchase Agreement, and (v) the Existing Securitization Waiver, the Securitization Lenders have agreed to waive, through December 15, 2006, certain "Termination Events" and "Potential Termination Events" under (and as defined in) the Securitization Sale Agreement and certain "Amortization Events" and "Potential Amortization Events" under (and as defined in) the Securitization Purchase Agreement (all of such events, the "Existing Securitization Defaults" and together with any other such events from time to time existing under such documents, the "Securitization Defaults").

     G. The Company has requested that the Banks agree to extend the waivers of the Existing Defaults under the Credit Agreement which were provided under the Existing Waiver and also waive any Default caused by a breach of the financial covenants set forth in Sections 5.2(a) and 5.2(c) of the Credit Agreement for the fiscal quarter ending December 31, 2006, and the Banks signatory hereto are agreeable to such request, solely on the terms and conditions set forth herein.

     H. The Company has likewise requested that (i) the 2006 Noteholders agree to extend the waivers of the defaults and events of default under the 2006 Note Purchase Agreement pursuant to the terms of the New 2006 NPA Waiver, (ii) the 1998 Noteholders agree to extend the waivers of the defaults and events of default under the 1998 Note Purchase Agreement pursuant to the terms of the New 1998 NPA Waiver, (iii) the 2003 Noteholders agree to extend the waivers of the defaults and events of default under the 2003 Note Purchase Agreement pursuant to the terms of the New 2003 NPA Waiver, and (iv) the Securitization Lenders agree to extend the Existing Securitization Defaults under the Securitization Documents pursuant to the terms of the New Securitization Waiver.

     I. All requirements of law have been fully complied with and all other acts and things necessary to make this Agreement a valid, legal, and binding instrument according to its terms for the purposes herein expressed have been done or performed.

     NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Agreement, and in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrowers and the Banks do hereby agree as follows:

SECTION 1. Temporary Waivers.


     1.1 Each Borrower hereby acknowledges and agrees that, as a result of the Existing Defaults under the Credit Agreement, the Banks may, on or after December 15, 2006, if they so elect, proceed to enforce their rights and remedies under and in accordance with the Loan Documents, including without limitation to collect the Borrowers' obligations to the Banks.

     1.2 (a) Subject to the terms and conditions of this Agreement, the Banks agree to temporarily waive (the "Waiver") the Existing Defaults and any Default that may occur due to a breach of Sections 5.2(a) or 5.2(c) for the fiscal quarter ending December 31, 2006 (the "Waived Defaults") during the period (the

"Waiver Period") commencing on the date hereof and expiring on the earliest to occur of (A) January 31, 2007, unless such date has been automatically extended to February 15, 2007 as provided in Section 1.2(b) below (the "Outside Waiver Termination Date"), (B) any Default or Event of Default under any Loan Document other than the Waived Defaults, (C) the breach or nonperformance by the Company or any Subsidiary of any covenant, agreement or condition set forth in this Agreement or the Other December 2006 Waivers, (iv) any breach of, default, event of default or Securitization Default under any Other Primary Loan Agreement (or any amendment or waiver with respect thereto) or any termination or other expiration of the waiver period set forth in the Other December 2006 Waivers, and (D) the date on which any representation or warranty in Section 4 hereof fails to be true and correct.

     (b) The Outside Waiver Termination Date shall be automatically extended from January 31, 2007 to February 15, 2007, without notice or any other action, if (i) on or prior to December 22, 2006, the Company has provided the Agent and each of the Bank with a fully executed commitment letter or letters (as amended or otherwise modified from time to time, collectively, the "Commitment Letters") providing fully underwritten commitments from one or more reputable financial institutions and/or institutional investors to provide financing to the Company in an aggregate amount sufficient to pay in full all outstanding obligations of the Company and its Subsidiaries under the Primary Loan Documents on or prior to February 15, 2007, in form and substance satisfactory to the Required Banks and the "Required Holders" (as defined in the Note Purchase Agreements) in accordance with each of the New NPA Waivers, and (ii) the waiver period under each of the Other December 2006 Waivers has likewise been (or shall be, concurrently with the extension of the Waiver Period) extended to February 15, 2007 on terms and conditions satisfactory to the Required Banks; provided, however if on or prior to January 31, 2007, (x) any of the Commitment Letters is terminated (unless the commitments under the remaining Commitment Letters, after giving effect to such termination and any new Commitment Letter or Commitment Letters entered into by the Company in replacement of such terminated Commitment Letter and delivered to the Agent and each of the Banks prior to such termination, are sufficient to pay in full all outstanding obligations of the Company and its Subsidiaries under the Primary Loan Documents on or prior to February 15, 2007) or (y) the waiver period under any of the Other December 2006 Waivers shall have reverted to January 31, 2007 then, in any such case, the Outside Waiver Termination Date shall revert to January 31, 2007; provided, further that if any of the events described in the foregoing clauses (x) or (y) occurs after January 31, 2007, the Waiver Period shall expire as of the occurrence of such event without notice or any further action.

     1.3 The Waiver shall be effective only for the Waived Defaults and only for the Waiver Period, and such Waiver shall not entitle the Borrowers to any future waiver in similar or other circumstances and shall automatically cease to be effective upon the expiration of the Waiver Period, without notice or other action of any kind by the Agent or the Banks. The Agent and the Banks reserve their respective rights, in their discretion, to exercise any or all of their rights and remedies under the Loan Documents as a result of the Waived Defaults upon the expiration of the Waiver Period. Without limiting the foregoing, upon the expiration of the Waiver Period, a Default will exist under the Credit Agreement and the Agent shall, upon the request of the Required Banks, without the need for the expiration of grace periods, if any, in connection with the Waived Defaults (but otherwise in accordance with the terms of the Credit Agreement), accelerate the payment in full of the obligations owed to the Agent and the Banks under the Loan Documents, and enforce and exercise any or all of the Agent's rights under or in respect of the Credit Agreement and the other Loan Documents and under applicable law.

SECTION 2. Amendments to the Existing Waiver.

     Subject to the terms and conditions of this Agreement, the Existing Waiver is hereby and shall be amended as follows:

     2.1 Section 2.5 of the Existing Waiver is hereby amended by deleting the phrase "and continuing through April 15, 2007" in the second line thereof.

SECTION 3. Amendments to the Credit Agreement.

     Subject to the terms and conditions of this Agreement, the Credit Agreement is hereby and shall be amended as follows:

     3.1 The following definitions are added to Section 1.1 of the Credit Agreement in appropriate alphabetical order:


     "New NPA Waivers" shall have the meaning set forth in the Second Waiver and Amendment Agreement.

     "Other December 2006 Waivers" shall have the meaning set forth in the Second Waiver and Amendment Agreement.

     "Second Waiver Effective Date" shall mean December 15, 2006.

     "Second Waiver and Amendment Agreement" shall mean the Second Waiver and Amendment Agreement dated as of December 15, 2006 among the Borrowers, the Agent and the Banks.


     3.2 Section 5.2(n) is restated as follows:

     (n) Optional Payments and Modification of Indebtedness. During the period from the Waiver Effective Date and continuing through April 15, 2007, will not, nor will it permit any Subsidiary to, (i) make any optional payment, defeasance (whether a covenant defeasance, legal defeasance or other defeasance), prepayment, repurchase (including without limitation any offer to repurchase) or other optional redemption of any Senior Unsecured Notes or any other Indebtedness (other than under the Credit Agreement) or obligations in connection therewith, other than, principal payments which are made on a pro rata basis among the holders of the Senior Unsecured Notes and Advances under the Credit Agreement, (ii) enter into any agreement restricting the ability of the Company and its Subsidiaries to amend or modify any Loan Document, other than restrictions contained in the Note Purchase Agreements, the NPA Waivers or the New NPA Waivers, (iii) enter into any agreement or arrangement requiring any defeasance of any kind of any of the Senior Unsecured Notes, (iv) amend, supplement or otherwise modify the Senior Unsecured Notes, the Note Purchase Agreements or any agreements or instruments executed in connection therewith other than pursuant to the waiver/amendment to the Note Purchase Agreements delivered on the Waiver Effective Date and New NPA Waivers (collectively the "NPA Waivers), or (v) pay or agree to pay any fee, interest or other compensation or consideration to the holders of the Senior Unsecured Notes other than as required by the Note Purchase Agreements and Senior Unsecured Notes in effect on the Second Waiver Effective Date, as modified by the New NPA Waivers;

     3.3 Section 6.1(d) is restated as follows:

          (d) Certain Covenants. Any Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.1(d)(i)(A) or
     Section 5.2(a), (b), (c), (e), (f), (n) or (o) hereof or contained in the Waiver and Amendment to this Agreement dated November 14, 2006 or the Second Waiver and Amendment Agreement;

     3.4 Each of the Borrowers acknowledges and agrees that any covenants, defaults or similar provisions set forth in any of the Other December 2006 Waivers not substantially provided for in this Agreement, or more favorable to the creditors thereunder than the covenants, defaults or similar provisions hereunder, are hereby incorporated by reference into this Agreement to the same extent as if set forth fully herein, and no subsequent amendment, waiver, termination or modification thereof shall affect any such covenants, terms, conditions or defaults as incorporated herein.

     3.5 Notwithstanding anything to the contrary in the Credit Agreement, no amendment, modification, waiver or extension of the limitation on new Advances set forth in Section 2.1 of the Existing Waiver shall be effective unless the same shall be in writing and signed by the Borrowers, the Agent and each of the Banks.

SECTION 4. Representations and Warranties of the Borrowers.

     To induce the Banks to execute and deliver this Agreement (which representations and warranties shall survive the execution and delivery of this Agreement), each Borrower represents and warrants to each of them that (it being agreed, however, that nothing in this Section 4 shall affect any of the warranties and representations previously made by the Borrowers in or pursuant to the Loan Documents and that all of such other warranties and representations (except to the extent waived under this Agreement), as well as the warranties and representations in this Section 4, shall survive the effectiveness of the Waiver set forth in this Agreement):

          (a) this Agreement has been duly authorized, executed and delivered by each Borrower and this Agreement constitutes the legal, valid and binding obligation, contract and agreement of each Borrower, as applicable, enforceable against such Person in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

          (b) the Loan Documents constitute the legal, valid and binding obligations, contracts and agreements of each Borrower party thereto, enforceable against it in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

          (c) the execution and delivery of this Agreement by each Borrower, and the performance each Borrower of the Loan Documents to which they are a party (i) have been duly authorized by all requisite corporate or other action and, if required, shareholder action, (ii) do not require the consent or approval of any governmental or regulatory body or agency, and
     (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation, bylaws or other charter or organizational documents, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or
     (3) any provision of any indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument, or
     (C) result in the creation of any Lien;

          (d) all the representations and warranties made by the Borrowers in the Loan Documents are true and correct on the date hereof as if made on and as of the date hereof and are so repeated herein as if expressly set forth herein or therein, except (i) those representations and warranties included in the Waived Defaults and (ii) to the extent that any of such representations and warranties expressly relate by their terms to a prior date;

          (e) there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any governmental authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

          (f) except for the Waived Defaults, no event has occurred and no condition exists that would constitute a Default or Event of Default;

          (g) the amount of Consolidated Total Debt of the Company and its Subsidiaries (as defined in and as calculated under the Credit Agreement) as of December 15, 2006 is $500,762,618 and is detailed on Schedule 3(g) hereto;

          (h) no principal or interest payments are due on the Senior Unsecured Notes at any time on or before February 15, 2007;

          (i) attached hereto as Exhibit A is the form of the New NPA Waiver and attached hereto as Exhibit B is the form of the New Securitization Waiver, and the Other December 2006 Waivers shall be effective simultaneously herewith, and no default or other event or condition exists which would cause, or permit the holders of the Indebtedness (or a trustee on behalf of such holders) under any of the Other Primary Loan Agreements to cause, any payment of such Indebtedness or obligations to become due prior to its due date.

SECTION 5. Conditions to Effectiveness of the Waiver; Post-Closing Covenants .

          (a) The Waiver shall not become effective until, and shall become effective on the date (the "Effective Date") when each and every one of the following conditions shall have been satisfied or waived, provided that such conditions have been satisfied on or before December 15, 2006:

               (i) counterparts of this Agreement shall have been duly executed by each Borrower, the Agent and the Required Banks;

               (ii) the Other December 2006 Waivers shall be in form and substance satisfactory to the Agent and the Required Banks and shall be executed simultaneously herewith and be effective;

               (iii) after giving effect to this Agreement and the Other December 2006 Waivers, the representations and warranties of each Borrower set forth in Section 4 hereof, in Section 3 of the Existing Waiver and in Article IV of the Credit Agreement shall be true and correct on and with respect to the date hereof and on the Effective Date; and

               (iv) a statement of the Company's and its Subsidiaries' cash balances as of the close of business on December 15, 2006, certified as true and correct by a senior financial officer of the Company.

          (b) The Company shall, on or prior to December 18, 2006:

               (i) Pay to each Bank signatory to this Agreement on the Effective Date a fee in amount of 10 basis points, calculated on the amount of such Bank's Commitment, which fees shall be payable to the Agent, for the benefit of such Banks; and

               (ii) Pay the reasonable fees and disbursements of the Agent's counsel, Dickinson Wright PLLC, incurred in connection with the negotiation, preparation, execution and delivery of the Existing Waiver, this Agreement and the transactions contemplated hereby; the payment of the fees and disbursements pursuant to this Section 5(b)(ii) does not preclude the Agent's rights to indemnification and reimbursement for other costs and expenses as provided in Section 7 of this Agreement or Section 8.5 of the Credit Agreement.


     The failure of the Company to comply with any of the covenants set forth in this Section 5(b) shall constitute, and shall be deemed to constitute, an immediate Event of Default under the Credit Agreement.


SECTION 6. Covenants.

     In addition to and without limiting the Company's obligations under the Credit Agreement, the Company covenants and agrees that at all times from and after the date hereof:

     6.1 In the event the Commitment Letters are not delivered on or before December 22, 2006, the Agent or its special counsel, on behalf of the Banks, may engage a financial advisor, and the Company shall acknowledge and agree to such engagement (as amended, restated or otherwise modified from time to time, the "Financial Advisor Engagement Agreement") satisfactory in form and substance to the Banks and their special counsel and the Company shall pay all fees and expenses payable under such Financial Advisor Engagement Agreement. After such engagement, the Company shall comply with each of the terms and conditions of the Financial Advisor Engagement Agreement.

     6.2. If either (i) the condition set forth in Section 1.2(b)(i) of this Agreement is not met, or (ii) the event set forth in clause (x) of the first proviso to Section 1.2(b) of this Agreement occurs, the Company shall pay, and there shall become due and payable, on the next Business Day following the first to occur of the events set forth in the foregoing clause (i) or clause (ii), a fee to each Bank in an amount equal to 15 basis points, calculated on such Bank's Commitment (which fee shall be paid by wire transfer of immediately available funds); such fee shall be deemed earned when paid and shall not be subject to recovery or repayment in the event this Agreement is thereafter terminated or rescinded for any reason.

     6.3. The Company will not, and will not permit any of its Subsidiaries or Affiliates to, pay or agree to pay any fees or other consideration, or given any additional security or collateral, or shorten the maturity or average life of any indebtedness or permanently reduce any borrowing capacity, in each case, in favor of or for the benefit for any creditor of the Company (or any agent of any creditor or group of creditors) without the prior written consent of the Required Banks (other than (i) a fee payable to the holders of the Senior Unsecured Notes on substantially identical terms to those set forth in Section
6.2 above with respect to the fee payable to the Banks under such Section, (ii) any reduction of the facility available under the Securitization Documents and
(iii) a waiver fee payable to the Securitization Lenders under Section 4 of the New Securitization Waiver).

     6.4. The Company will not permit any Primary Loan Document (other than the Credit Agreement) to be amended, waived or otherwise modified after the date hereof without the prior written consent of the Required Banks.

     6.5 The Company covenants and agrees that it shall close the credit facilities which are the subject of the Commitment Letters on or before February 15, 2007 and it shall make a drawing under such credit facilities on or before February 15, 2007 for the purpose of repaying all amounts outstanding under the Credit Agreement.

The failure of the Company to comply with any of the covenants set forth in this
Section 6 shall constitute, and shall be deemed to constitute, an immediate Event of Default under Section 6.1(d) of the Credit Agreement.

SECTION 7. Fees and Expenses.

The Company agrees to pay and to save the Agent harmless for the payment of all costs and expenses arising in connection with this Agreement, including the reasonable fees of counsel to the Agent in connection with preparing this Agreement and the related documents.

SECTION 8. Waiver and Release.

Without limiting the foregoing, in order to induce the Agent and the Banks to enter into this waiver, the Borrowers acknowledge and agree that: (a) neither any Borrower nor any of their respective Subsidiaries has any claim or cause of action against any of the Agent, any Bank or any of their respective directors, trustees, officers, employees or agents (collectively, the "Released Parties") relating to or arising out of the Loan Documents or any of the transactions related thereto; (b) neither any Borrower nor any of their respective Subsidiaries has any offset right, right of recoupment, counterclaim or defense of any kind against any of their respective obligations, indebtedness or liabilities to any of the Released Parties; (c) each of the Released Parties has heretofore properly performed and satisfied in a timely manner all of its obligations to the Borrowers and their Subsidiaries under the Loan Documents, and (d) neither the Agent nor any Bank has any obligation to make any Advance on or after February 15, 2007. Notwithstanding this representation and as further consideration for the agreements and understandings herein, each of the Borrowers, on behalf of itself and its employees, agents, executors, heirs, successors and assigns (the "Releasing Parties"), hereby releases the Agent and the Banks, their respective predecessors, officers, directors, employees, agents, attorneys, affiliates, subsidiaries, successors and assigns, from any liability, claim, right or cause of action which now exists or hereafter arises as a result of acts, omissions or events occurring on or prior to the date hereof, whether known or unknown, including but not limited to claims arising from or in any way related to the Loan Documents or any of the transactions relating thereto. No Released Party shall be liable with respect to, and each Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages relating to any Loan Document or arising out of its activities in connection herewith or therewith (whether before, on or after the date hereof).


SECTION 9. Miscellaneous.

     9.1 Within 10 Business Days after the Effective Date, each Borrower shall have delivered such certificates of officers, incumbency certificates, charter documents, resolutions, good standing certificates and other documents related to the status of each Borrower and as to the proper authorization of the transactions contemplated by this Agreement, as reasonably required by the Agent, provided that the Agent may extend the date by which this requirement is required to be satisfied.

     9.2 References in the Credit Agreement or in any other Loan Document to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time. Without limiting the definition of Loan Documents, this Agreement and all other agreements and documents executed in connection herewith constitute Loan Documents.

     9.3 Except as expressly amended hereby, the Borrowers agree that the Credit Agreement and all other Loan Documents are ratified and confirmed and shall remain in full force and effect and that it has no set off, counterclaim, defense or other claim or dispute with respect to any of the foregoing. The Borrowers hereby acknowledge and affirm the accuracy of all recitals to this Agreement. The Borrowers represent that they have no intention to file or acquiesce in the filing of any bankruptcy or insolvency proceeding hereafter and believe that the period of time allowed by this Agreement are sufficient for the Borrowers to accomplish the transactions it has undertaken as represented to the Banks. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

     9.4 The Credit Agreement and the other Loan Documents, as amended by this Agreement, constitute the entire understanding of the parties with respect to the subject matter hereof and may only be modified or amended by a writing signed by the party to be charged. If any provision of this Agreement is in conflict with any applicable statute or rule of law or otherwise unenforceable, such offending provision shall be null and void only to the extent of such conflict or unenforceability, but shall be deemed separate from and shall not invalidate any other provision of this Agreement.

     9.5 This Agreement may be executed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. Facsimile copies of signatures shall be treated as original signatures for all purposes under this Agreement.

     9.6 Each of the Borrowers agrees to execute and deliver any and all documents reasonably deemed necessary or appropriate by the Agent or the Banks to carry out the intent of and/or to implement this Agreement.

     9.7 This Agreement shall not be construed more strictly against the Banks or the Agent merely by virtue of the fact that the same has been prepared by the Banks and the Agent or their counsel, it being recognized that the Borrowers, the Agent and the Banks have contributed substantially and materially to the preparation of this Agreement, and each of the parties hereto waives any claim contesting the existence and the adequacy of the consideration given by any of the other parties hereto in entering into this Agreement.

                            [signature pages follow]

     If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Agent.

                              INVACARE CORPORATION

                              By: /s/ Gregory C. Thompson
                              Name: Gregory C. Thompson
                              Title: Chief Financial Officer


                              INVACARE (DEUTSCHLAND) GmbH

                              By: /s/ Gregory C. Thompson
                              Name: Gregory C. Thompson
                              Title: Authorized Officer


                              INVACARE AUSTRALIA PTY. LTD.

                              By: /s/ Gregory C. Thompson
                              Name: Gregory C. Thompson
                              Title: Authorized Officer


                              INVACARE CANADA INC.

                              By: /s/ Gregory C. Thompson
                              Name: Gregory C. Thompson
                              Title: Authorized Officer


                              INVACARE S.A.

                              By: /s/ Gregory C. Thompson
                              Name: Gregory C. Thompson
                              Title: Authorized Officer


                              INVACARE (UK) LIMITED

                              By: /s/ Gregory C. Thompson
                              Name: Gregory C. Thompson
                              Title: Authorized Officer

                              INVACARE INTERNATIONAL SARL

                              By: /s/ Gregory C. Thompson
                              Name: Gregory C. Thompson
                              Title: Authorized Officer


                              DOMUS HOMECARE AG

                              By: /s/ Gregory C. Thompson
                              Name: Gregory C. Thompson
                              Title: Authorized Officer


                              INVACARE HOLDINGS CV

                              By: /s/ Gregory C. Thompson
                              Name: Gregory C. Thompson
                              Title: Authorized Officer


                              SCANDINAVIAN MOBILITY INTERNATIONAL APS

                              By: /s/ Gregory C. Thompson
                              Name: Gregory C. Thompson
                              Title: Authorized Officer


                              2030604 ONTARIO INC.

                              By: /s/ Gregory C. Thompson
                              Name: Gregory C. Thompson
                              Title: Authorized Officer


                              CARROLL HEALTHCARE, INC.

                              By: /s/ Gregory C. Thompson
                              Name: Gregory C. Thompson
                              Title: Authorized Officer

                              Accepted and agreed to:

                              JPMORGAN CHASE BANK,  N.A.,
                              as a Lender and as Agent


                              By: /s/ Dane E. Jergens
                                      Dane E. Jergens
                              Title: Vice President


                              KEYBANK NATIONAL ASSOCIATION,
                              as a Bank and Syndication Agent


                              By: /s/ J.T. Taylor
                                      J.T. Taylor
                              Title: Senior Vice President


                              NATIONAL CITY BANK,
                              as a Bank and Documentation Agent


                              By: /s/ Robert S. Coleman
                                      Robert S. Coleman
                              Title: Senior Vice President


                              BANK OF AMERICA, N.A.,
                              as a Bank and Documentation Agent


                              By: /s/ Kevin R. Wagley
                                      Kevin R. Wagley
                              Title: Senior Vice President



                              CALYON NEW YORK BRANCH


                              By: /s/Thomas Randolph
                                     Thomas Randolph
                              Title: Managing Director

                              By: /s/Doug Weir
                                     Doug Weir
                              Title: Vice President

                              HARRIS N.A.


                              By: /s/ Todd M. Kosteinik
                                      Todd M. Kosteinik
                              Its: Vice President

                              NORDEA BANK FINLAND PLC, NEW YORK BRANCH

                              By: /s/ Henrik M. Steffensen
                                      Henrik M. Steffensen
                              Its: Senior Vice President


                              By: /s/ Gerald E. Chelius Jr.
                                      Gerald E. Chelius Jr.
                              Its: Senior Vice President Credit


                              PNC BANK, NATIONAL ASSOCIATION


                              By: /s/ Patrick D. Flaherty
                                      Patrick D. Flaherty
                              Its: Credit Officer


                              SUNTRUST BANK


                              By: /s/ William Priester
                                      William Priester
                              Its: Director


                              THE BANK OF NEW YORK


                              By: /s/ John M. Lokay Jr.
                                      John M. Lokay Jr.
                              Its: Vice President

                              COOPERATIEVE CENTRALE RAIFFEISEN-
                              BOERENLEENBANK B.A.
                              "RABOBANK INTERNATIONAL",
                              NEW YORK BRANCH

                              By:

                              Its:

                                    EXHIBIT A



                             Form of New NPA Waiver
           (To be conformed for each of the Note Purchase Agreements)

                                    EXHIBIT B


                        Form of New Securitization Waiver